WSP&R
                                                                         DRAFT
                                                                         1/6/97

                                                                  Exhibit 4(3)




                             ARROW ELECTRONICS, INC.

                              OFFICER'S CERTIFICATE



                  Reference is made to the Indenture dated as of _________ __, 1997 (the "Indenture") from Arrow Electronics, Inc. (the "Company") to Bank of Montreal Trust Company (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

                  Pursuant to (i) authority granted under those certain resolutions of the Board of Directors of the Company adopted on December __, 1996, and (ii) Section 2.3 of the Indenture, ______________, ______________ of
the Company, does hereby certify as follows:

                  1.               The  Securities  of the  first  series  to be
                           issued under the Indenture shall be designated "_____% Senior Notes due _____" (the "Senior Notes");

                 2.                The   Senior   Notes   shall  be  limited  in
                           aggregate principal amount to $____________ at any time Outstanding;

                  3.               The  Senior   Notes  shall   mature  and  the
                           principal shall be due and payable together with all accrued and unpaid interest thereon on ___________ __, ____;

                  4.               The Senior  Notes  shall bear  interest  from
                           _______  __,  ____,  at the rate of ____%  per  annum
                           payable semiannually on ________ __ and ___________ __ of each year (each, an "Interest Payment Date") commencing _______ __, _____. Interest on the Senior Notes will accrue from ______ __, ____ to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Senior Notes with respect to the day on which the Senior Notes mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in



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                           respect of such delay) with the same force and effect
                           as if made on the Interest Payment Date. Interest on any overdue principal will accrue at the same rate as the interest rate on the Senior Notes set forth above, but interest will not accrue on overdue installments of interest on the Senior Notes;

                  5.               Each installment of interest on a Senior Note
                           shall be payable to the Person in whose name such Senior Note is registered at the close of business on the ________ __ or ___________ __ next preceding the corresponding Interest Payment Date for the Senior Notes;

                  6.               [Redemption  provisions  with  respect to the
                           Senior Notes];

                  7.               The Senior Notes will be originally issued in
                           global registered form payable to Cede & Co, as the nominee of the Depositary, and will, unless and until Senior Notes are exchanged in whole or in part for certificated Senior Notes registered in the names of the various beneficial holders thereof (in accordance with the conditions set forth in the legend appearing in the form of the Senior Notes attached hereto as Exhibit A), contain restrictions on transfer, substantially described in such form. For so long as the Senior Notes are registered in the name of Cede & Co., the principal and each installment of interest due on the Senior Notes will be payable by the Paying Agent to the Depositary for payment to its participants for subsequent disbursement to the beneficial holders thereof;

                  8.               The Senior  Notes shall have such other terms
                           and provisions as are provided in the form set forth in Exhibit A attached hereto and shall be issued in substantially such form;

                  9.               The form and terms of the  Senior  Notes have
                           been established in compliance with the Indenture;

                  10.              The undersigned has read all of the covenants
                           or conditions contained in the Indenture relating to the authentication and delivery of the Senior Notes and the definitions in the Indenture relating thereto;

                  11.              The statements  contained in this certificate
                           are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

                  12.              In the  opinion  of the  undersigned,  he has
                           made  such   examination  or   investigation   as  is
                           necessary to express an informed opinion as to whether or not such covenants or conditions have been complied with; and



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                  13.              In  the  opinion  of  the  undersigned,  such
                           covenants or conditions have been complied with.


                  IN WITNESS WHEREOF, I have executed this Officer's Certificate this _____ day of __________, ____.



                                                 _______________________________
                                                 Name:
                                                 Title:



                                                 _______________________________
                                                 Name:
                                                 Title:


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